                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[_]      Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Under Rule 14a-12

                        AMERICAN TECHNICAL CERAMICS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

                  -------------------------------------------------------------
         2)       Aggregate number of securities to which transaction applies:

                  -------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  -------------------------------------------------------------
         4)       Proposed maximum aggregate value of transaction:

                  -------------------------------------------------------------
         5)       Total fee paid:




[_]      Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

         1)       Amount previously paid:

                  -------------------------------------------------------------
         2)       Form, Schedule or Registration Statement No:

                  -------------------------------------------------------------
         3)       Filing party:

                  -------------------------------------------------------------
         4)       Date Filed:

                        AMERICAN TECHNICAL CERAMICS CORP.
                                 17 STEPAR PLACE
                       HUNTINGTON STATION, NEW YORK 11746

             -------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 15, 2001

             -------------------------------------------------------

To the Stockholders of
AMERICAN TECHNICAL CERAMICS CORP.:

         The Annual Meeting of Stockholders of American Technical Ceramics Corp., a Delaware corporation (the "Company"), will be held at 2201 Corporate Square Boulevard, Jacksonville, Florida 32216, on Thursday, November 15, 2001, at 1:00 p.m., Eastern Standard Time, for the following purposes:

         1.       To elect six directors;

         2. To ratify the appointment of KPMG LLP as the independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending June 30, 2002; and

         3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only stockholders of record at the close of business on October 8, 2001, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting. A complete list of stockholders of the Company as of the record date will be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours on or after November 5, 2001 at the place of the meeting. The transfer books of the Company will not be closed.

         Your attention is directed to the accompanying Proxy Statement. Stockholders unable to attend the meeting in person are urged to date, sign and mail promptly the enclosed proxy card in the postpaid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may vote in person if you wish to do so, even though you have sent in your proxy.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        KATHLEEN M. KELLY
                                             Secretary

Huntington Station, New York
October 15, 2001

                        AMERICAN TECHNICAL CERAMICS CORP.

                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Technical Ceramics Corp., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders and any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting will be held at 1:00 p.m., Eastern Standard Time, on Thursday, November 15, 2001, at the Company's facility at 2201 Corporate Square Boulevard, Jacksonville, Florida 32216. The principal executive offices of the Company are located at 17 Stepar Place, Huntington Station, New York 11746. It is expected that this Proxy Statement and the accompanying proxy card will first be mailed or delivered to stockholders entitled to notice of, and to vote at, the Annual Meeting on or about October 15, 2001.

                       VOTING SECURITIES AND VOTING RIGHTS

      Only holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at the close of business on October 8, 2001 will be entitled to notice of, and to vote at, the Annual Meeting. As of October 8, 2001, there were 8,037,318 shares of Common Stock issued and outstanding. A majority of the outstanding shares of Common Stock present in person or by proxy shall constitute a quorum at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote on all matters, which vote may be given in person or by proxy duly authorized in writing. There are no cumulative voting rights.

      All proxies received pursuant to this solicitation will be voted, and, where a choice is specified as to the proposals described in the foregoing Notice of Annual Meeting of Stockholders, they will be voted in accordance with that specification. If no specific instructions are given with respect to the matters to be acted upon, the shares of Common Stock represented by a signed proxy will be voted FOR all of the Board's nominees for director, FOR the proposal to ratify the appointment of KPMG LLP as the independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending June 30, 2002 and in accordance with the proxy holders' best judgment as to any other matters as may properly come before the Annual Meeting. Stockholders who have executed proxies may revoke them at any time before they are voted by submitting a later dated proxy or by written notice delivered to the Secretary of the Company. Personal attendance at the Annual Meeting without submitting a later dated proxy or a written notice of revocation to the Secretary shall not serve to revoke any proxy.

      The affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is necessary for the election of directors and the ratification of KPMG LLP as the Company's independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending June 30, 2002. Accordingly, an abstention is the equivalent of a vote against the election of any nominee for election to the Board of Directors of the Company or the proposal to ratify the appointment of KPMG LLP. In the event a broker that is a record holder of Common Stock of the Company does not return a signed proxy, the shares of Common Stock represented by such proxy will not be considered present at the Annual Meeting and, therefore, will not be considered in determining the presence of a quorum. Broker non-votes will have no effect on the outcome of the vote for the election of directors or the ratification of KPMG LLP as the Company's independent accountants.

      As of October 8, 2001, Victor Insetta, the President, and Chief Executive Officer and a director of the Company, owned 4,455,130 shares of Common Stock, representing approximately 55% of the issued and outstanding shares of Common Stock. His shareholdings are sufficient to assure election of the nominees for election as directors as set forth herein, to ratify the appointment of KPMG LLP as the independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending June 30, 2002 and to take action on any other matters as may properly come before the Annual Meeting.

      The Company will bear the entire cost of the solicitation of proxies by the Board of Directors. Proxies will be solicited by mail, and may be solicited personally by telephone or facsimile transmission, by directors, officers and regular employees of the Company, without additional remuneration.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of October 8, 2001, certain information with respect to the ownership of the Company's Common Stock by (i) all persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock, (ii) each of the directors of the Company,
(iii) each of the executive officers of the Company listed in the table under the caption "Executive Compensation -- Summary Compensation Table," and (iv) all directors and executive officers of the Company as a group.

     Name and Address of Beneficial Owner                   Amount and Nature of Beneficial Ownership (1)       Percent of Class
------------------------------------------------           ------------------------------------------------   ----------------------
VICTOR INSETTA                                                               4,458,130 (2)                           55.4%
C/O American Technical Ceramics Corp.
2201 Corporate Square Boulevard
Jacksonville, Florida

JOSEPH COLANDREA                                                               210,400 (3)                            2.6%
911 South Ocean Boulevard
Boca Raton, Florida

RICHARD MONSORNO                                                               122,360 (5)                            1.6%
C/O American Technical Ceramics Corp.
2201 Corporate Square Boulevard
Jacksonville, Florida

KATHLEEN M. KELLY                                                               31,174 (4)                             *
C/O American Technical Ceramics Corp.
One Norden Lane
Huntington Station, New York

JUDAH WOLF                                                                      26,000 (6)                             *
C/O American Technical Ceramics Corp.
2201 Corporate Square Boulevard
Jacksonville, Florida

STUART P. LITT                                                                  25,100                                 *
215 Scudder Avenue,
Northport, NY 11768

CHESTER E. SPENCE                                                               23,000                                 *
269 Windsor Place
Brooklyn, New York

DAVID OTT                                                                       19,000 (7)                             *
C/O American Technical Ceramics Corp.
One Norden Lane
Huntington Station, New York

THOMAS J. VOLPE                                                                  5,000                                 *
31 Millbrook Circle
Norwood, New Jersey

O. JULIAN GARRARD III                                                            5,000                                 *
4107 San Servera Drive North
Jacksonville, Florida

DOV S. BACHARACH                                                                 3,000                                 *
236 Highwood Ave.
Tenafly, New Jersey

All executive officers and directors as a
group (13 persons)
                                                                             4,691,364 (8)                           58.4%

------------------
* Less than one percent.

(1) All shares are beneficially owned, and the sole voting and investment power over such shares is held, by the persons named, except to the extent described in the following footnotes.

(2) Includes 3,000 shares which Mr. Insetta may acquire pursuant to options which are presently exercisable or which vest within 60 days. Does not include (i) 210,400 shares owned by Mr. Colandrea which are subject to a Restated Shareholders' Agreement, dated April 15, 1985, among the Company and Messrs. Insetta and Colandrea (the "Restated Shareholders' Agreement"), (ii) 2,500 shares owned by Mr. Insetta's wife, as to which Mr. Insetta disclaims beneficial ownership, and (iii) shares subject to Voting and Transfer Agreements entered into in connection with options granted under a stock option plan which has expired. Pursuant to the Restated Shareholders' Agreement, Messrs. Insetta and Colandrea have agreed that, so long as they own shares of Common Stock, they will vote their shares for the election of either three designees of Mr. Insetta (if Mr. Insetta elects not to be a director) or of Mr. Insetta and two of his designees, and for the election of Mr. Colandrea (if Mr. Colandrea elects to be a director) to the Board of Directors of the Company. Mr. Colandrea has waived his right to be designated as a director indefinitely until written notice is served to the contrary at least 90 days prior to the next scheduled annual meeting of stockholders. No such notice has been given relative to the Company's Annual Meeting to be held November 15, 2001. The Restated Shareholders' Agreement will terminate upon the death of Mr. Insetta or at such time as Mr. Insetta does not own at least 10% of the outstanding shares of Common Stock. The Restated Shareholders' Agreement also provides for certain rights of first refusal and registration rights. The Voting and Transfer Agreements referred to above contain provisions requiring the holders of shares purchased upon the exercise of options granted under said plan to vote such shares for the election as directors of the Company of certain persons (currently Victor Insetta). The Company has not regularly enforced these provisions.

(3) Does not include 4,447,130 shares owned by Mr. Insetta which are subject to the Restated Shareholders' Agreement. See Note (2) above. By virtue of such agreement, Mr. Colandrea may be deemed to beneficially own the shares owned by Mr. Insetta.

(4) Includes 6,600 shares jointly owned with Mrs. Kelly's husband and also includes 14,000 shares which Mrs. Kelly may acquire pursuant to options which are presently exercisable or which vest within 60 days.

(5) Includes 3,000 shares which Mr. Monsorno may acquire pursuant to options which are presently exercisable or which vest within 60 days.

(6) Includes 16,000 shares which Mr. Wolf may acquire pursuant to options which are presently exercisable or which vest within 60 days.

(7) Includes 16,000 shares which Mr. Ott may acquire pursuant to options which are presently exercisable or which vest within 60 days.

(8) Includes 52,000 shares which may be acquired pursuant to options which are presently exercisable or which vest within 60 days, and 6,600 shares owned by an officer jointly with her husband (see Note (4) above). See also Note (2) above with respect to certain shares which are not included.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own beneficially more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in their beneficial ownership of Common Stock. Officers, directors and persons owning more than ten percent of the Common Stock are required to furnish the Company with copies of all such reports. Based solely on a review of copies of such reports furnished to the Company, the Company believes that, during the fiscal year ended June 30, 2001, there were no deviations from the Section 16(a) filing requirements applicable to its officers, directors and persons owning beneficially more than ten percent of the Common Stock.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      Six directors are to be elected to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified.

      Set forth in the table below is certain information, as of October 8, 2001, with respect to the nominees of the Board of Directors of the Company for election as directors and is based on the records of the Company and information provided to it. All of the nominees are presently directors of the Company. Absent instructions to the contrary, it is the intention of the persons named in the enclosed proxy to vote for the election as directors of the persons named in the table below. If any such nominee should become unavailable for any reason, which the Board of Directors has no reason to anticipate, the persons named in the enclosed proxy reserve the right to substitute another person of their choice in his place.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION AS A DIRECTOR OF THE COMPANY OF EACH OF THE NOMINEES SET FORTH BELOW.

                                                                                                                 Year First
                                                                                                                 Elected or
                                                                                                               Appointed as a
               Name           Age               Business Experience During the Past Five Years                    Director
---------------------------- ----- ------------------------------------------------------------------------ -------------------
VICTOR INSETTA                61   President and Chief Executive Officer of the Company and Director.               1966

O. JULIAN GARRARD III (1)     55   Partner of Garrard & Garrard, C.P.A., a certified public accounting              1988
                                   firm specializing in taxation.

CHESTER E. SPENCE (1)         62   Retired since July 1999. Consultant to the Company from May 1998 to              1985
                                   June 1999. Prior thereto, Vice President-Marketing and Sales of the
                                   Company from August 1993 to April 1998.

STUART P. LITT  (1)           59   Consultant and Managing Director of OEM Capital, an investment banking           1993
                                   firm specializing in the electronics industry, since December 2000.
                                   Senior Vice President - Operations of the Company from September 1996 through December 2000. Prior thereto, associate of OEM Capital from
                                   December 1992 to September 1996.

THOMAS J. VOLPE (1)           65   Executive Advisor to The Interpublic Group of Companies, Inc., an                1999
                                   organization of advertising agencies and communications services companies, since December 2000. Senior Vice President - Financial
                                   Operations of The Interpublic Group of Companies, Inc. from March 1986 through December 2000.

DOV S. BACHARACH (1)          37   Founder and Managing Director of GEI Industries, Inc., an international          2000
                                   consulting firm since January 1998. Vice President of International
                                   Operations at Wyle Electronics, an electronics distributor, from 1996 until December 1997. Prior thereto, President and Chief Operating
                                   Officer of the Ginsbury Group, an electronic components engineering and distribution company, from 1988 to December 1995 when it was sold to
                                   Wyle Electronics.

 (1)  Member of Audit Committee

      There are no family relationships between or among any directors or executive officers of the Company. See footnotes (2) and (3) to the table under the caption "Security Ownership of Certain Beneficial Owners and Management" for information concerning agreements among certain stockholders as to the election of directors. See also "Certain Relationships and Related Transactions" for information concerning the lease of certain real property owned by Mr. Insetta and by an entity in which Mr. Insetta holds a general partnership interest.

BOARD MEETINGS; COMMITTEES OF THE BOARD OF DIRECTORS

         Meeting Attendance. During the fiscal year ended June 30, 2001, the Board of Directors held nine meetings. All of the directors attended at least 75% of the meetings held during the fiscal year ended June 30, 2001 during their tenure as a director.

         Audit Committee. The Board of Directors has created a standing Audit Committee. The Audit Committee, which held four formal meetings and communicated informally several times during the fiscal year ended June 30, 2001, currently consists of Messrs. Garrard, Spence, Volpe, Bacharach and Litt. Mr. Litt was appointed to the Audit Committee on January 29, 2001. Except for Mr. Litt, the members of the Audit Committee are independent as defined in Section 121(A) of the American Stock Exchange's listing standards. Mr. Litt is not independent as defined by the American Stock Exchange's listing standards by virtue of having been employed by the Company within the last three years. However, as permitted by the American Stock Exchange's listing standards, the Board has determined that it is in the best interests of the Company and its stockholders that Mr. Litt serve on the Audit Committee given his knowledge of the Company and his financial experience. The authority of the Audit Committee is set forth in more detail in its Charter, which was adopted by the Board of Directors and is attached hereto as Annex A. Among other things, the Audit Committee reviews the scope and procedures of the audit activities of the independent accountants and their reports on their examinations. It also reviews reports from the Company's financial management and independent accountants on compliance with corporate policies and the adequacy of the Company's internal accounting controls. Each of Messrs. Garrard, Spence, Volpe and Bacharach attended all four of the meetings held by the Audit Committee during the fiscal year ended June 30, 2001. Mr. Litt attended all meetings subsequent to his appointment. Please see the Report of the Audit Committee set forth elsewhere in this Proxy Statement.

         Compensation Committee. Prior to November 15, 2000, the Board had a Compensation Committee consisting of Rubin Blumkin, a former director of the Company, and Mr. Garrard. Mr. Blumkin did not stand for reelection at the Company's annual meeting of stockholders held on November 15, 2000, leaving Mr. Garrard as the sole member of the Committee. On November 15, 2000, the Board of Directors voted to assume responsibility for all matters relating to compensation of employees and disbanded the Compensation Committee. The Compensation Committee did not hold any meetings during the fiscal year ended June 30, 2001 prior to November 15, 2000.

         Nominating Committee. The Board does not have a nominating committee. This function is performed by the Board as a whole.

         Compensation of Directors. Each of the non-employee directors of the Company receives a fee of $1,000 plus expenses for each meeting, excluding teleconference meetings, of the Board of Directors and, if a member of a Committee, each Committee meeting that he attends. In addition, for the fiscal year ended June 30, 2001, each non-employee director received a stock award of 1,000 shares of Common Stock. Payments in respect of income taxes resulting from such awards were paid by the Company on behalf of the directors. The Company intends to continue to grant annual stock awards to non-employee directors, contingent on adequate attendance at meetings of the Board and any committee of which the director is a member.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth compensation paid over each of the last three fiscal years to the President and Chief Executive Officer of the Company and to the four other most highly compensated executive officers of the Company whose compensation exceeded $100,000 (collectively, the "Named Executive Officers"). The table includes one additional person who would have been among the four most highly compensated except for the fact that he was not serving as an executive officer of the Company at the end of fiscal year 2001:

                                       Fiscal Year                                            Restricted Stock        All Other
    Name and Principal Position       Ended June 30      Salary ($)      Bonus ($)  (1)          Awards ($)        Compensation ($)
------------------------------------ --------------- ------------------- ------------------ --------------------- ------------------
VICTOR INSETTA                             2001           323,162             407,574                --               5,317 (2)
President, Chief Executive Officer         2000           311,470             734,891                --               5,390 (2)
and Director                               1999           278,596             174,489                --               5,159 (2)

RICHARD MONSORNO                           2001           171,834              99,716                --               5,317 (3)
Senior Vice President -                    2000           170,563              69,781                --               7,652 (3)
Technology                                 1999           162,350              16,380           190,525 (4)           6,458 (3)

JUDAH WOLF                                 2001           115,962             485,720            13,905 (5)           5,017 (6)
Senior Vice President -                    2000            92,423             426,327            79,036 (5)           6,209 (6)
Thin Film Products                         1999            90,000              81,259                --               4,691 (6)

DAVID OTT                                  2001           144,808              79,479            15,522 (7)           6,984 (8)
Senior Vice President -                    2000           126,731              69,781            88,228 (7)          33,792 (9)
New York Operations  (10)                  1999              --                  --                  --                  --

KATHLEEN KELLY                             2001           124,989              79,479            15,522 (11)          5,288 (12)
Vice President - Administration            2000           118,105              69,781            88,228 (11)          5,757 (12)
and Secretary                              1999           114,349              17,396                --               5,775 (12)

MICHAEL GIACALONE                          2001           120,662              89,776                --              21,714 (14)
Vice President - Advanced Product          2000           120,529              94,530            79,036 (15)          1,873 (14)
Operations (13)                            1999            29,635                --                  --                  --

(1) Includes amounts paid in the applicable fiscal year in respect of such fiscal year and amounts earned for such fiscal year and paid in a subsequent fiscal year.

(2) Consists of contributions by the Company to the Company's 401(k) Savings Plan on behalf of Mr. Insetta of $5,317, $5,390 and $5,159 for fiscal years 2001, 2000 and 1999, respectively.

(3) Consists of contributions by the Company to the Company's 401(k) Savings Plan on behalf of Mr. Monsorno of $5,317, $5,941 and $4,637 for fiscal years 2001, 2000 and 1999, respectively, and income recorded for fiscal years 2000 and 1999 of $1,711 and $1,821, respectively, as a result of the partial forgiveness of a loan made by the Company to Mr. Monsorno for the purpose of paying income taxes on a 10,000 share stock bonus granted to him in April 1994.

(4) Represents the fair market value of two stock bonus awards of 20,000 shares of Common Stock granted on each of March 2, 1999 and June 2, 1999 (based upon the closing sale prices of the Company's Common Stock on the American Stock Exchange on March 2, 1999 and June 2, 1999 of $3.32 and $3.47 per share, respectively) and payments made on behalf of Mr. Monsorno in respect of income taxes on such awards. As of June 30, 2001, the value of the 40,000 shares of Common Stock issued to Mr. Monsorno pursuant to these stock bonus awards was $392,400 (based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on June 30, 2001 of $9.81 per share).

(5) Represents the fair market value of two stock bonus awards of 1,000 and 2,000 shares of Common Stock granted on June 29, 2001 and June 30, 2000, respectively (based upon the closing sale prices of the Company's Common Stock on the American Stock Exchange on June 29, 2001 and June 30, 2000 of $9.81 and $27.875 per share, respectively), and payments made on behalf of Mr. Wolf in respect of income taxes on such awards. As of June 30, 2001, the value of the 3,000 shares of Common Stock issued to Mr. Wolf pursuant to these stock bonus awards was $29,430 (based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on June 30, 2001 of $9.81 per share).

(6) Consists of contributions by the Company to the Company's 401(k) Savings Plan on behalf of Mr. Wolf of $5,017, $6,209 and $4,691 for fiscal years 2001, 2000 and 1999, respectively.

(7) Represents the fair market value of two stock bonus awards of 1,000 and 2,000 shares of Common Stock each granted on June 29, 2001 and June 30, 2000, respectively (based upon the closing sale prices of the Company's Common Stock on the American Stock Exchange on June 29, 2001 and June 30, 2000 of $9.81 and $27.875 per share, respectively) and payments made on behalf of Mr. Ott in respect of income taxes on such awards. As of June 30, 2001, the value of the 3,000 shares of Common Stock issued to Mr. Ott pursuant to these stock bonus awards was $29,430 (based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on June 30, 2001 of $9.81 per share).

(8) Consists of contributions by the Company to the Company's 401(k) Savings Plan on behalf of Mr. Ott of $6,984 for the fiscal year 2001.

(9)      Consists of relocation expenses paid by the Company on behalf of Mr.
         Ott.

(10) Mr. Ott was appointed Vice President - New York Manufacturing in June 1999. The information contained in the table in respect of the fiscal year ended June 30, 1999 represents the compensation paid to Mr. Ott during such fiscal year in all capacities.

(11) Represents the fair market value of two stock bonus awards of 1,000 and 2,000 shares of Common Stock granted on June 29, 2001 and June 30, 2000, respectively (based upon the closing sale prices of the Company's Common Stock on the American Stock Exchange on June 29, 2001 and June 30, 2000 of $9.81 and $27.875 per share, respectively), and payments made on behalf of Mrs. Kelly in respect of income taxes on such awards. As of June 30, 2001, the value of the 3,000 shares of Common Stock issued to Mrs. Kelly pursuant to these stock bonus awards was $29,430 (based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on June 30, 2001 of $9.81 per share).

(12) Consists of contributions by the Company to the Company's 401(k) Savings Plan on behalf of Mrs. Kelly of $5,288, $4,046 and $3,954 for fiscal years 2001, 2000 and 1999, respectively, and income recorded for fiscal years 2000 and 1999 of $1,711 and $1,821, respectively, as a result of the partial forgiveness of a loan made by the Company to Mrs. Kelly for the purpose of paying income taxes on a 10,000 share stock bonus granted to her in April 1994.

(13) Mr. Giacalone served as Vice President - Advanced Product Operations until May 2001, when his employment with the Company was terminated.

(14) Consists of contributions by the Company to the Company's 401(k) Savings Plan on behalf of Mr. Giacalone of $2,253 and $1,873 for fiscal years 2001 and 2000, respectively, and severance pay of $19,462 received in fiscal year ended June 30, 2001.

(15) Includes the fair market value of a stock bonus award of 2,000 shares of Common Stock granted to Mr. Giacalone (based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on June 30, 2001 of $9.81 per share) and payments made on behalf of Mr. Giacalone in respect of income taxes on such award. As of June 30, 2001, the value of the 2,000 shares of Common Stock issued to Mr. Giacalone pursuant to this stock bonus award was $19,620 (based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on June 30, 2001 of $9.81 per share).

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth certain information concerning options granted to the Named Executive Officers during the fiscal year ended June 30, 2001. Options were granted pursuant to the Company's 2000 Incentive Stock Plan.

                                                                                                    Potential Realizable Value at
                                                                                                    Assumed Annual Rates of Stock
                                                Individual Grants                                 Price Appreciation for Option Term
                           ---------------------------------------------------------------------- ----------------------------------
                                               Percent of
                             Number of            Total
                             Securities          Options
                             Underlying        Granted to         Exercise
                              Options         Employees in         Price
                              Granted          Fiscal Year      ($/Share)(1)    Expiration Date          5%                   10%
                           ---------------    --------------    -------------   ----------------    --------------      ------------
Richard Monsorno               40,000             9.2%          $    15.75        10/26/2010        $  396,200          $ 1,004,050


(1) The options set forth in the table above vest as to 25% of the number of shares subject thereto on each of the first through fourth anniversaries of the date of grant and expire on the tenth anniversary of the date of grant (or earlier under certain circumstances). All options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.

                        AGGREGATE OPTION EXERCISES DURING
                       THE FISCAL YEAR ENDED JUNE 30, 2001
                        AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth certain information (i) with respect to the exercise of options by the Named Executive Officers during the fiscal year ended June 30, 2001, (ii) the number of shares of Common Stock underlying exercisable and unexercisable stock options held by the Named Executive Officers as of June 30, 2001, and (iii) the aggregate values of exercisable and unexercisable "in-the-money" options held by the Named Executive Officers as of June 30, 2001, which values represent the positive spread, if any, between the exercise price of any such option and the closing sale price of the Common Stock on the American Stock Exchange on June 30, 2001.

                                                                Number of Shares Underlying          Value of Unexercised In-
                                                               Unexercised Options at Fiscal           the-Money Options at
                                                                          Year End                      Fiscal Year End (1)
                                                               -------------------------------    --------------------------------
                            Shares Acquired        Value
                              on Exercise         Realized      Exercisable    Unexercisable       Exercisable     Unexercisable
                                ---------         --------      -----------    -------------       -----------     -------------
  Victor Insetta                   8,000          $ 47,725           1,000            7,000            ---            $ 21,365
  Richard Monsorno                 7,000          $165,500          21,000           88,000           $28,800            ---
  Judah Wolf                      ---               ---             19,000           50,000           $34,042         $ 62,207
  David Ott                        3,000          $ 31,485          13,500           49,500           $ 8,431         $ 74,771
  Kathleen Kelly                   3,000          $ 22,200          13,000           33,000           $11,370            ---

 (1) Based upon the closing sale price of the Common Stock on the American Stock Exchange on June 30, 2001 of $9.81 per share.

EMPLOYMENT AGREEMENTS

Victor Insetta

      The Company has entered into an employment agreement with Victor Insetta, the Company's President and Chief Executive Officer. The current term of the agreement expires on March 1, 2002. Pursuant to its terms, the agreement is automatically renewed for successive one-year periods beginning on March 1 of each year unless either party gives written notice of its election to terminate the agreement at least 120 days prior to such date.

      Pursuant to the agreement, Mr. Insetta was paid base compensation for the fiscal year ended June 30, 2001 at the rate of $323,162 per annum. The agreement provides for further increases in Mr. Insetta's base salary by the Board of Directors from time to time in its sole discretion. The agreement also provides that, as additional annual compensation, Mr. Insetta is also entitled to an amount equal to 5% of the Company's net income (before such incentive compensation and before income taxes). In August 2000, Mr. Insetta consented to an amendment to his employment agreement reducing Mr. Insetta's incentive bonus from 5% of pre-tax income to 2 1/2% of pre-tax income, effective beginning with fiscal year 2001. In September 1998, the Company amended the employment agreement, effective for the fiscal year ended June 30, 1998, to allow the Company, at its option, to pay the additional annual compensation in stock, cash or a combination thereof, subject to certain limitations. For the fiscal years ended June 30, 2001, 2000 and 1999, the Company elected to pay all of Mr. Insetta's additional compensation in cash. See "Executive Compensation -- Summary Compensation Table."

      The agreement further provides, among other things, that if there is a change of control of the Company or if Mr. Insetta's employment is terminated prior to the scheduled expiration date other than for cause (as defined in the agreement), death, disability, or voluntary termination apart from a change of control, the Company is required to pay to Mr. Insetta, in a lump sum, an amount equal to the greater of (i) all of the compensation due to Mr. Insetta under the agreement through the end of the then existing term of the agreement, or (ii) three times Mr. Insetta's average annual compensation under the agreement during the five most recent taxable years prior to the taxable year in which the termination took place as calculated in accordance with the Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, if Mr. Insetta voluntarily terminates his employment with the Company, for a period equal to the lesser of the remaining term of the agreement or one year, Mr. Insetta has agreed that he will not, directly or indirectly, solicit those persons or entities who are customers of the Company on the effective date of his termination of employment for the purpose of purchasing multi-layer capacitors; provided, however, that the foregoing restriction shall not apply if Mr. Insetta terminates his employment because of a change of control of the Company. In addition, Mr. Insetta has agreed that, for a period of one year following the termination of his employment (other than termination by the Company without cause), he will not divulge to any person any information which is actually held in confidence by the Company, subject, however, to certain conditions, including the Company having performed, and continuing to perform, its obligations under the agreement.

      The Company presently maintains a term life insurance policy in the aggregate amount of $4,000,000 on the life of Mr. Insetta. The Company is named as the beneficiary of this policy.

Richard Monsorno

      In September 2000, the Company entered into a three-year employment agreement with Richard Monsorno, the Company's Senior Vice President - Technology. The agreement provides for base compensation of $175,000, increasing to $185,000 commencing September 3, 2001 and to $196,630 commencing September 3, 2002. In addition, commencing with the quarter ended December 31, 2000, Mr. Monsorno will receive a quarterly bonus pursuant to the Company's Officer Bonus Plan equal to .67 of one percent of the Company's net income before such incentive compensation and income taxes. See "Executive Compensation - Bonus Programs."

      The agreement may be terminated by the Company at any time. If the agreement is terminated for reasons other than disability or cause, Mr. Monsorno is entitled to receive his base salary for one year from the date of termination, the Company will continue to provide medical coverage for Mr. Monsorno and his family for the greater of 18 months or the remainder of the term of the agreement and Mr. Monsorno will be entitled to exercise all vested stock options for a period of one year following termination.

Judah Wolf

      In January 1998, the Company entered into a four-year employment agreement with Judah Wolf, the Company's Senior Vice President - Thin Film Products. The agreement provides for annual base compensation of $90,000. In addition, Mr. Wolf receives a quarterly incentive bonus equal to a percentage of the Thin Film Profit Contribution (as defined in the agreement). The percentage to be applied to the Thin Film Profit Contribution is 5.0% for calendar year 1998, 4.0%, for calendar year 1999 and 3.5% for each of calendar years 2000 and 2001. Mr. Wolf also receives a quarterly bonus pursuant to the Company's Officer Bonus Plan equal to one half of one percent of the Company's net income before such incentive compensation and income taxes, less an amount equal to one half of one percent of the Thin Film Profit Contribution. See "Executive Compensation - - Bonus Programs."

      The agreement may be terminated by the Company upon 30 days' notice. If the agreement is terminated for reasons other than disability or cause, Mr. Wolf is entitled to severance equal to the lesser of (i) $100,000, or (ii) 60% of his highest total compensation for any consecutive 12 months during the last 24 months of Mr. Wolf's employment, payable in 24 equal monthly installments.

      The agreement includes a provision that allows the Company to purchase certain ceramic substrate inventory from Mr. Wolf. The Company exercised that privilege in September 1998 and purchased approximately $200,000 of inventory from Mr. Wolf in exchange for 25,400 shares of Common Stock (based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on September 11, 1998 of $3.94 per share) and $100,000 in cash. The fair market value of such stock on June 30, 2001 was $249,174 (based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on such date of $9.81).

David Ott

      In April 2001, the Company entered into a three-year employment agreement with David Ott, the Company's Senior Vice President - New York Operations. The agreement provides for base compensation of $150,000. In addition, Mr. Ott receives a quarterly bonus pursuant to the Company's Officer Bonus Plan equal to one half of one percent of the Company's net income before such incentive compensation and income taxes. See "Executive Compensation - Bonus Programs."

      The agreement may be terminated by the Company at any time. If the agreement is terminated for reasons other than disability or cause, Mr. Ott is entitled to receive his base salary for the lesser of one year or remainder of the term.

CONSULTING AGREEMENTS

Stuart Litt

      In October 2000, upon his retirement as Senior Vice President - Operations of the Company, the Company entered into a consulting agreement with Stuart P. Litt. Mr. Litt remains on the Board of Directors of the Company. Under the agreement, Mr. Litt will provide advisory and consulting services to the Company for a minimum of nine full days and up to a maximum of fifteen full days in each calendar quarter. The agreement provides for a monthly fee of $6,000. The Company shall also pay to Mr. Litt the sum of $2,000 for each full day he provides services to the Company in excess of nine full days during each calendar quarter. During the term, the Company will reimburse Mr. Litt for reasonable and necessary expenses incurred in providing his consulting services. In addition, during the first 18 months of the term, the Company shall pay, on Mr. Litt's behalf, the amount necessary under Consolidated Omnibus Budget Reconciliation Act ("COBRA") to continue the medical coverage he received while employed by the Company.

      The agreement commenced January 1, 2001 and terminates on December 31, 2003. The Company has the right to extend the term for an additional two years.

STOCK OPTION PLANS

1997 Stock Option Plan

      In April 1997, the Company's Board of Directors adopted, and in November 1997, the stockholders approved, the American Technical Ceramics Corp. 1997 Stock Option Plan (the "1997 Plan"). The purpose of the 1997 Plan is to provide a means whereby selected employees, officers, directors, agents, consultants and independent contractors of the Company, or of any parent or subsidiary thereof, may be granted options to purchase shares of the Company's Common Stock, in order to attract and retain the services or advice of such persons and to provide added incentive to them by encouraging stock ownership in the Company.

      The 1997 Plan provides for the grant of options to purchase up to 800,000 shares of Common Stock to employees, officers, directors, agents, consultants and independent contractors of the Company or of any parent or subsidiary thereof. Options may be either "incentive stock options" within the meaning of
Section 422 of the Code, or non-qualified options. Incentive stock options may be granted only to employees of the Company, while non-qualified options may be issued to non-employee directors, consultants and others, as well as to employees of the Company.

      The 1997 Plan is administered by the Board of Directors of the Company, except to the extent the Board delegates its authority to a committee of the Board. The administrator of the 1997 Plan is hereinafter referred to as the "Plan Administrator." The Plan Administrator has the authority, in its discretion, to determine all matters relating to the options to be granted under the 1997 Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the time period during which the options may be partially or fully exercised, the exercise price, and all other terms and conditions of the options, including the designation of such options as incentive stock options or non-qualified stock options.

      The exercise price of an incentive stock option may not be less than the fair market value per share of the Common Stock on the date of grant (110% of the fair market value of the Common Stock on such date in the case of incentive stock options granted to employees who own more than 10% of the total combined voting power of the Company on the date of grant (any such person, a "10% Stockholder")), and not less than the par value per share of the Common Stock with respect to non-qualified stock options.

      The term of each stock option granted under the 1997 Plan shall be as established by the Plan Administrator but shall not be more than 10 years from the date of grant (five years in the case of an incentive stock option granted to a 10% Stockholder). The Plan Administrator may establish a vesting schedule with respect to any option granted under the 1997 Plan setting forth the time or times at which portions of such option shall become exercisable.

      Payment of the option exercise price shall be made in full at the time notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check or personal check. The Plan Administrator can determine at the time the option is granted for incentive stock options, or at any time before exercise for non-qualified stock options, that additional forms of payment will be permitted, including delivery of shares of stock of the Company held by an optionee having a fair market value equal to the exercise price, or withholding from the shares that would otherwise be issued upon exercise of an option that number of shares having a fair market value equal to the option exercise price.

      Options granted under the 1997 Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than (i) by will or by the applicable laws of descent and distribution,
(ii) pursuant to a qualified domestic relations order or (iii) as otherwise determined by the Plan Administrator and set forth in the applicable Option Agreement. No option shall be exercisable after termination of the recipient's relationship with the Company or any parent or subsidiary of the Company unless such termination occurs by reason of retirement with the consent of the Company or death. In the event of the retirement of a recipient of options with the consent of the Company, the options or unexercised portions thereof which were otherwise exercisable on the date of retirement shall expire unless exercised within a period of three months after the date of retirement.

      In the event of the death of a recipient of options while an employee, officer, director, agent, consultant or independent contractor of the Company or any parent or subsidiary of the Company, or in the event of the death of the recipient within the three month period following termination of such person's employment or other association with the Company by reason of retirement with the consent of the Company, the options which were otherwise exercisable on the date of such termination shall be exercisable by his or her personal representatives, heirs, or legatees at any time prior to the expiration of one year from the date of his or her death. In no event, however, shall an option be exercisable after ten years from the date it is granted (five years in the case of an incentive stock option granted to a 10% Stockholder). The Plan Administrator may, if it determines that to do so would be in the Company's best interests, provide in a specific case or cases for the exercise of options which would otherwise terminate upon termination of a recipient's relationship with the Company for any reason, upon such terms and conditions as the Plan Administrator determines to be appropriate.

      Any shares subject to options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for purposes of the 1997 Plan.

      The Board may at any time suspend, amend or terminate the 1997 Plan, provided that, except in certain cases relating to mergers, consolidations, reorganizations and similar transactions, the approval of the holders of a majority of the Company's outstanding shares of voting capital stock present, in person or by proxy, and entitled to vote at any meeting shall be necessary for the adoption by the Board of any amendment which will: (i) increase the number of shares which are to be reserved for the issuance upon exercise of options granted under the 1997 Plan; (ii) permit the granting of stock options to a class of persons other than those presently permitted to receive stock options under the 1997 Plan; or (iii) require shareholder approval under applicable law, including Section 16(b) of the Exchange Act . Unless sooner terminated by the Board, the 1997 Plan shall terminate on April 1, 2007.

2000 Incentive Stock Plan

      In April 2000, the Company's Board of Directors adopted, and in November 2000, the stockholders approved, the American Technical Ceramics Corp. 2000 Incentive Stock Plan (the "2000 Incentive Stock Plan", and together with the 1997 Plan, the "Plans"). The purpose of the 2000 Incentive Stock Plan is to provide a means whereby selected employees, officers, directors, agents, consultants and independent contractors of the Company or of any parent or subsidiary thereof, may be granted stock awards, incentive stock options and/or non-qualified stock options to purchase shares of the Company's Common Stock, in order to attract and retain the services or advice of such persons and to provide added incentive to them by encouraging stock ownership in the Company. It is the intention of the Company that the 2000 Incentive Stock Plan comply in all respects with Section 16(b) and Rule 16b-3 under the Exchange Act.

      The 2000 Incentive Stock Plan is administered by the Board of Directors of the Company, except to the extent the Board delegates its authority to a committee of the Board. The administrator of the 2000 Incentive Stock Plan is hereinafter referred to as the "Plan Administrator." The Plan Administrator has the authority, in its discretion, to determine all matters relating to the options and stock awards to be granted under the 2000 Incentive Stock Plan, including selection of the individuals to be granted options, and/or stock awards, the number of shares to be subject to each option or stock award, the exercise price of each option, the consideration, if any, to be paid in respect of each stock award, and all other terms and conditions of the options and stock awards.

      The 2000 Incentive Stock Plan provides for the grant of awards of or options to purchase up to 1,200,000 shares of Common Stock (subject to adjustment for stock splits, combinations and the like). If any option or stock award granted under the 2000 Incentive Stock Plan shall expire, be surrendered, exchanged for another option or award, canceled or terminated for any reason without having become vested or exercised in full, the shares subject thereto shall thereupon again be available for purposes of the 2000 Incentive Stock Plan.

      Options granted under the 2000 Incentive Stock Plan may be either "incentive stock options", as defined in Section 422 of the Code, or "non-qualified stock options." The terms of the 2000 Incentive Stock Plan with respect to the stock options are substantially similar to the terms of the 1997 Plan.

      The 2000 Incentive Stock Plan also permits the Plan Administrator to grant stock awards to eligible participants. The Plan Administrator may issue or transfer the shares covered by a stock award to the grantee thereof at the time the stock award is granted, or at any time subsequent thereto, or in installments from time to time, as the Plan Administrator shall determine. Such awards may be granted either alone, in addition to, or in tandem with any other type of award granted under the 2000 Incentive Stock Plan. The Plan Administrator, in its discretion, may make such awards either with or without consideration and noncontingent or contingent upon attainment of certain performance objectives to be achieved during a period of time, or upon continued service with the Company. The measure of whether and to what degree such objectives have been attained and the resulting awards will be determined by the Plan Administrator.

      Payment of the consideration, if any, for any stock award shall be made in such forms (including, without limitation, cash, check, promissory notes and, subject to applicable laws and regulations, securities of the Company) and at such times as the Plan Administrator shall determine. Stock awards and the shares of Common Stock issuable pursuant thereto shall be subject to such restrictions on sale or other disposition as the Plan Administrator shall determine and as shall exist under applicable law.

      Upon the issuance of shares pursuant to a stock award and the fulfillment of the vesting requirements and other requirements of the stock award, if any, the grantee shall, with respect to such shares, be and become a stockholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder except to the extent otherwise provided in the stock award. Unless the Plan Administrator shall determine otherwise, neither the grantee nor any party to which the grantee's rights and privileges under the award may pass shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the shares issuable upon the vesting of and/or payment of any award granted under the 2000 Incentive Stock Plan unless and until such award has so vested and/or payment for such award has been made in full.

      The Plan Administrator may choose, at the time of the grant of the stock award or any time thereafter, to include as part of such award an entitlement to receive dividends or dividend equivalents, subject to such terms as the Plan Administrator may establish. All dividends or dividend equivalents which are not paid currently may, at the Plan Administrator's discretion, accrue interest and be paid to a grantee at a later date.

      The Board may at any time suspend, amend or terminate the 2000 Incentive Stock Plan, provided that, except in certain cases relating to mergers, consolidations, reorganizations and similar transactions, the approval of the holders of a majority of the Company's outstanding shares of voting capital stock present, in person or by proxy, and entitled to vote at any meeting shall be necessary for the adoption by the Board of any amendment which will: (i) increase the number of shares which are to be reserved for the issuance upon awards of stock or exercise of options under the 2000 Incentive Stock Plan; (ii) permit the granting of stock options or awards to a class of persons other than those presently permitted to receive stock options or awards under the 2000 Incentive Stock Plan; or (iii) require shareholder approval under applicable law, including Section 16(b) of the Exchange Act. Unless sooner terminated by the Board, the 2000 Incentive Stock Plan shall terminate on April 1, 2010.

      As of June 30, 2001, there were eight executive officers, five directors who are not employees of the Company and 416 employees who were not executive officers who were eligible to participate in the Plans. For the fiscal year ended June 30, 2001, stock options to purchase an aggregate of 435,000 shares of Common Stock had been granted to 333 employees under the Plans at exercise prices ranging from $11.40 per share to $15.75 per share, including options to purchase 40,000 shares granted to the Named Executive Officers. See "Executive Compensation -- Option Grants In Last Fiscal Year" and "Aggregate Option Exercises During The Fiscal Year Ended June 30, 2001 And Fiscal Year-End Option Values."

BONUS PROGRAMS

      The Company has a bonus program for officers other than Mr. Insetta and for certain other management employees pursuant to which such officers and other employees are eligible to receive quarterly cash bonuses equal to one half of one percent of the Company's net income (before such bonuses and before income tax). In the event of a net loss in any quarter, the amount of such net loss is applied to reduce the bonus payable in future quarters in that fiscal year. In the fiscal year ended June 30, 2001, the Company paid bonuses aggregating $1,216,460 under this program, including bonus awards of $79,479 to each of Mr. Ott and Mrs. Kelly. See "Executive Compensation -- Summary Compensation Table."

      Mr. Wolf participates in a modified version of this bonus program as stated in his employment agreement. In the fiscal year ended June 30, 2001, the Company paid Mr. Wolf bonuses aggregating $485,720. See "Employment Agreements -- Judah Wolf" and "Executive Compensation -- Summary Compensation Table."

      Mr. Monsorno participates in a modified version of this bonus program as stated in his employment agreement. In the fiscal year ended June 30, 2001, the Company paid Mr. Monsorno bonuses aggregating $99,716. See "Employment Agreements - Richard Monsorno" and "Executive Compensation -- Summary Compensation Table."

401(K) SAVINGS PLAN

      The Company has a 401(k) Savings Plan covering all employees. Pursuant to this plan, eligible employees may elect to defer up to 15% of their eligible gross earnings, but in no event more than $10,500 for the calendar year 2001. In addition, contributions may be limited by certain other restrictions under the Code. The Company contributes an amount based upon the employee's contributions, up to 3% of such employee's gross earnings. Officers are eligible to participate in this plan in the same manner as are all other employees. For the fiscal year ended June 30, 2001, the Company's contributions to this plan were $536,522, including contributions on behalf of Messrs. Insetta, Monsorno, Wolf and Ott and Mrs. Kelly of $5,317, $5,317, $5,017, $6,984 and $5,288, respectively. See
"Executive Compensation -- Summary Compensation Table."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      On November 15, 2000, the Board of Directors voted to assume the responsibilities of the Compensation Committee. The Board of Directors as a whole will deliberate matters of compensation. No officer who serves as a director of the Company participated in matters involving the evaluation of his own performance or the setting of his own compensation. See "Executive Compensation -- Report on Executive Compensation." No officer who serves as a director of the Company served on the board of directors of any other company.

REPORT ON EXECUTIVE COMPENSATION

      Historically, the full Board of Directors has been responsible for making decisions with respect to employee compensation issues. No officer who serves as a director of the Company participated in matters involving the evaluation of his own performance or the setting of his own compensation.

      The Company seeks to establish compensation plans and policies which are designed to (i) attract and retain highly qualified employees at all levels,
(ii) provide rewards that are closely linked to the Company's performance, and
(iii) align the interests of the Company's employees with those of its stockholders through stock ownership. The Company monitors the compensation paid to various levels of employees on both a geographic and industry basis. Moreover, the Company has established bonus compensation programs for virtually all levels of employees pursuant to which they are rewarded based upon the overall profitability of the Company. Finally, the Company has over the past several years awarded stock bonuses and stock options to several executive officers and supervisory employees in order to reward them for their efforts on behalf of the Company and to provide them with a direct stake in the Company's future. In April 1997, the Board adopted the 1997 Stock Plan in order to expand the universe of individuals who are important to the Company's success who may be eligible for stock-based compensation. Having granted options for all of the shares authorized for issuance under such plan, in April 2000, the Board adopted the 2000 Incentive Stock Plan in order to enable the Company to continue to utilize stock awards and options as a means of attracting and retaining employees important to the Company's success.

      The base salary of Victor Insetta, the Company's President and Chief Executive Officer, for fiscal year 2001 was based principally upon his rights under the employment agreement described above. The agreement, which was entered into in 1985 and has been amended several times, currently provides for a minimum base salary of $323,162. Increases in base salary have been consistent with cost of living increases granted to virtually all employees of the Company. The Board also believed that they were warranted in order to bring Mr. Insetta's base compensation in line with salaries being paid to other chief executive officers of similar companies and in recognition of the Company's performance.

      Mr. Insetta's employment agreement also entitled him to annual incentive compensation based upon the Company's net income (before such incentive compensation and before income taxes). In September 1998, Mr. Insetta's employment agreement was amended to allow the Company to pay Mr. Insetta's annual incentive compensation in cash, Common Stock or a combination thereof. The determination of the manner of payment is made each year by the Board of Directors, in its sole discretion, subject to certain limitations. In August 2000, Mr. Insetta consented to an amendment to his employment agreement reducing his incentive compensation from 5% of pretax income to 2-1/2% of pretax income effective beginning with fiscal year 2001. Mr. Insetta's incentive compensation for the fiscal year ended June 30, 2001 amounted to $407,574. The Board believes that it is appropriate for the compensation of the Chief Executive Officer of the Company to be based, in substantial part, on the Company's overall performance.

      For the fiscal years ended 1999, 2000 and 2001, the Board (with Mr. Insetta abstaining) elected to pay 100% of Mr. Insetta's annual incentive compensation in cash. The Board believed this was appropriate in light of the Company's cash position and the current level of Mr. Insetta's stock ownership in the Company.

                                             Dov Bacharach
                                             O. Julian Garrard III
                                             Victor Insetta
                                             Stuart P. Litt
                                             Chester E. Spence
                                             Thomas J. Volpe


                                             October 15, 2001

AUDIT FEES

      The Company paid to KPMG LLP a total of $130,000 for services in connection with the audit of the Company's annual financial statements for the fiscal year ended June 30, 2001 and for their review of the Company's Quarterly Reports filed on Form 10-Q during such fiscal year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      The Company did not pay any fees to KPMG LLP for information technology consulting in respect of the fiscal year ended June 30, 2001.

ALL OTHER FEES

      During fiscal year ended June 30, 2001, the Company paid to KPMG LLP a total of $116,000 for the provision of non-audit related services, including tax compliance, statutory audits, 401(k) plan audits and accounting consultations.

REPORT OF THE AUDIT COMMITTEE

      Notwithstanding anything to the contrary in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement into future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

      In accordance with the written charter adopted by the Company's Board of Directors, a copy of which is annexed hereto as Annex A, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the accounting, auditing, financial reporting and internal control functions of the Company and its subsidiaries.

      Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to provide reasonable assurance of compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out an audit in accordance with generally accepted auditing standards and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles.

      In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2001 with management and with KPMG LLP, the Company's independent public accountants. The Audit Committee has also received from KPMG LLP a letter pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and has discussed the matters referred to in such letter with KPMG LLP. The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has considered whether the provision of non-audit services by KPMG LLP to the Company is compatible with maintaining accountants' independence, and has discussed with KPMG LLP their independence.

      The Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements for the fiscal year ended June 30, 2001 has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's accountants are in fact "independent".

      Based upon the review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 for filing with the Securities and Exchange Commission.

                                                        AUDIT COMMITTEE

                                                        Dov S. Bacharach
                                                        O. Julian Garrard III
                                                        Stuart P. Litt
                                                        Chester E. Spence
                                                        Thomas J. Volpe



                                                        August 21, 2001

                                PERFORMANCE GRAPH

      The graph below compares the cumulative total stockholder return on the Common Stock from July 1, 1996 through June 30, 2001, with the cumulative total return of the American Stock Exchange, with the return on a new peer group of companies selected by the Company, and with the return on the old peer group of companies used in prior proxy statements. The new peer group is made up of nine publicly-held manufacturers of capacitors, resistors and other electronic components, including the Company. The old peer group is made up of ten publicly-held manufacturers of capacitors, resistors and other electronic components, including the Company. Management believes that the product offerings of the companies contained in the new peer group are more similar to the Company's product offerings then those of the companies contained in the old peer group. Total cumulative return values were calculated based on the assumption of $100 invested on July 1, 1996, assuming reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                    AMONG AMERICAN TECHNICAL CERAMICS CORP.,
                          THE AMEX MARKET VALUE INDEX,
                     A NEW PEER GROUP AND AN OLD PEER GROUP

                               [GRAPHIC OMITTED]


* $100 INVESTED ON 6/30/96 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING JUNE 30.


                                                    Fiscal Year Ended June 30 Cumulative Total Return
                                       -------------------------------------------------------------------
                                       1996          1997        1998        1999        2000         2001
                                       ----          ----        ----        ----        ----         ----
American Technical Ceramics Corp.       100           181         116         105         691         243
Amex Market Value                       100           107         135         152         189         177
Old Peer Group (1)                      100           130         87          151         331         210
New Peer Group (2)                      100           136         91          136         336         211

----------------

(1) Old Peer Group includes the Company and Aeroflex, Inc., AVX Corp., California Micro Devices Corp., Cts Corp., Merrimac Industries, Inc., Micronetics Wireless, Inc., Sawtek, Inc., Vari-1 Company, Inc., and Vishay Intertechnology, Inc.

(2) New Peer Group includes the Company and Aeroflex, Inc., Anaren Microwave, Inc., AVX Corp., EPCOS, AG, Merrimac Industries, Inc., Spectrum Control Inc., Vari-1 Company, Inc., and Vishay
         Intertechnology, Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PARTY LEASES

      The Company presently leases certain real property from its President, Chief Executive Officer and principal stockholder, Victor Insetta, and entities controlled by him. In the case of each such lease, the Company has periodically obtained appraisal letters indicating that the fixed rentals in effect did not exceed fair market rentals in the area. The Company does not intend to lease any additional real property from Mr. Insetta or entities controlled by him other than renewals of existing leases and improvements and new construction that may be made to existing leased properties.

FLORIDA FACILITY

      The Company's Jacksonville, Florida facility (the "Florida Facility") is leased by its wholly-owned subsidiary, American Technical Ceramics (Florida), Inc. ("ATC-Florida"), from V.P.I. Properties Associates ("VPI"), a limited partnership of which Mr. Insetta is the sole general partner and the limited partnership interests are owned by members of his family. The lease, which was amended several times, most recently as of May 16, 2000, to reflect the construction of additional buildings on the premises, is for a term expiring in 2010. The Company has guaranteed ATC-Florida's obligations under the lease.

      Under the lease, VPI has agreed to make available to ATC-Florida up to $1,800,000 to construct one or more buildings at the Florida Facility ("New Construction") pursuant to plans and specifications to be approved by VPI. VPI will be the owner of the New Construction and all other improvements located at the Florida Facility. As of June 30, 2001, $1,500,000 had been expended in connection with New Construction.

      Under the lease, initially, ATC-Florida is responsible to pay to VPI, as fixed rent, the sum of $502,404 per annum (adjusted as hereinafter provided), payable in 12 equal monthly installments. This fixed rental will be increased as of each date on which ATC-Florida occupies or could occupy any building to be constructed in connection with any New Construction to an amount equal to the fair market rental for the Florida Facility, giving effect to such New Construction, as determined by an appraiser selected by ATC-Florida and approved by VPI. The fixed rental shall also be adjusted upward (but not downward) annually based upon the increase, if any, in the Consumer Price Index for all Urban Consumers for the last reported month available on October 1 of each year during the lease compared to such index for the same month in the previous calendar year. In no event may the monthly payments in respect of fixed rent under the lease be less than the monthly payments of principal and interest due and payable by VPI in connection with the financing for the Florida Facility. ATC-Florida is also obligated to pay all expenses arising in connection with the Florida Facility, including all real estate taxes, assessments, insurance, utilities and repairs.

      The Company, through ATC-Florida, has the right at the end of the lease term to purchase the Florida Facility at its fair market value and has a right of first offer to purchase the Florida Facility if VPI elects to sell it in the interim.

      In the fiscal year ended June 30, 2001, the aggregate rental paid by ATC-Florida under this lease was $521,618. In addition, the Company incurred expenses of $159,632 for real estate taxes, $364,479 for utilities and $319, 945 for leasehold improvements.

NEW YORK PROPERTY

       Since July 1976, the Company has leased from Mr. Insetta the land and building at 15 Stepar Place, Huntington Station, New York (the "New York Property"). The lease for the New York Property, which was amended and restated as of September 25, 1998, expires December 31, 2001. The base rent is based upon the annual payments of principal and interest payable under the mortgage encumbering such property. The base rent reflects an adjustment upward commencing January 1, 1990 and as of each succeeding calendar year based upon the increase in the Consumer Price Index for All Urban Consumers (New York City) over the Consumer Price Index for All Urban Consumers (New York City) for January 1989. Current monthly installments are $43,380. The Company is also responsible for payment of all real estate taxes and all utilities and repairs relating to the property. During the fiscal year ended June 30, 2001, the total amount of rent paid by the Company for this facility was $511,020. In addition, the Company incurred expenses of $62,293 for real estate taxes, $204,923 for utilities and $63,315 for leasehold improvements.

        The Company has the option to purchase the New York Property at any time during the lease at its fair market value and a right of first offer if Mr. Insetta elects to sell it in the interim.

INVENTORY

       See "Executive Compensation - - Employment Agreements" for information concerning the purchase by the Company of certain inventories of ceramic substrate from Judah Wolf, the Company's Senior Vice President - Thin Film Products.

                                   PROPOSAL 2

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

      KPMG LLP, the independent public accountants who have audited the Company's financial statements for the past eleven years, have been appointed by the Board of Directors of the Company to audit the Company's consolidated financial statements for the fiscal year ending June 30, 2002. The Board of Directors believes that the selection of an independent accountant to audit the financial statements of the Company prepared by management is an appropriate matter for stockholder consideration. If the stockholders do not ratify the selection of KPMG LLP, the Board of Directors will consider the selection of another firm of independent certified public accountants to audit the Company's consolidated financial statements for the fiscal year ending June 30, 2002. Representatives of KPMG LLP may be present at the Annual Meeting and, if present, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING JUNE 30, 2002, WHICH IS DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY CARD.

                          ANNUAL REPORT TO STOCKHOLDERS

      The Company's Annual Report to Stockholders for the fiscal year ended June 30, 2001 is being mailed to stockholders with this Proxy Statement, but does not constitute a part hereof. The Company will provide to any stockholder, without charge, upon written request to the Secretary of the Company, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

           DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

      The Company expects to hold its annual meeting of stockholders for the fiscal year ending June 30, 2002 in November or December 2002. Stockholders who intend to present proposals intended to be included in the Company's Proxy Statement and form of proxy relating to such annual meeting must submit their proposals in writing to the Secretary of the Company on or before June 14, 2002. All proposals must comply with applicable Securities and Exchange Commission rules and regulations.

                                  OTHER MATTERS

      Management of the Company knows of no business other than that referred to in the foregoing Notice of Annual Meeting and Proxy Statement that may come before the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgement.

                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      KATHLEEN M. KELLY
                                          Secretary

October 15, 2001

                                     ANNEX A


                        AMERICAN TECHNICAL CERAMICS CORP.

                             AUDIT COMMITTEE CHARTER

      Subject to annual appointment by the Board of Directors (the "Board") of American Technical Ceramics Corp. (the "Company"), the Audit Committee (the "Committee") shall have the responsibility, authority and specific duties as described below.

RESPONSIBILITY

      The Audit Committee is a committee of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the stockholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process. In addition, the Committee provides an open avenue of communication between the independent accountants, financial management and the Board.

COMPOSITION

      The Committee's composition will meet the listing requirements of the American Stock Exchange. The Committee shall be comprised of at least three Board members, comprised solely of independent directors; provided that, if the Board determines it would be in the best interests of the Company and its stockholders to do so, the Board may appoint one non-independent member who is not a current employee of the Company or a family member of a current employee. Each member of the Committee shall be able to read and understand fundamental financial statements, or shall become able to do so within a reasonable period of time after his or her appointment. In addition, at least one member of the Audit Committee will have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which is reflective of a greater level of expertise in finance or accounting. The members of the Committee shall be appointed annually at the organizational meeting of the Board. The Committee may select one of its members to serve as Committee Chairman.

AUTHORITY

      Subject to the approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting, reporting and controls of the Company and all employees shall be directed to cooperate with respect thereto as requested by members of the Committee. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibility.

MEETINGS

      The Audit Committee is to meet at least four times each year and as many additional times as the Committee deems necessary. The Committee is to meet alone with the Company's independent accountants and with appropriate Company financial and accounting personnel at least once each year.

ATTENDANCE

      Members of the Audit Committee will strive to be present at all meetings, whether in person or by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear one another. As necessary or desirable, the Chairman may request that members of management, representatives of the Company's independent accountants and appropriate Company financial and accounting personnel be present at meetings of the Committee.

SPECIAL DUTIES

         1. Review with the Company's management, appropriate Company financial and accounting personnel and the Company's independent accountants the Company's general policies and procedures to reasonably assure the adequacy of internal accounting, administrative and financial reporting controls. This would encompass, amongst other areas, controls over revenue recognition, client funds, media payments, currency exposure and information systems and their security. Annually obtain in writing from the independent accountants their opinion as to the adequacy of such controls.

         2. Have familiarity with the accounting and reporting principles and practices applied by the Company in preparing its financial statements.

         3. Discuss with appropriate Company financial and accounting personnel the scope and plans for audits.

         4. Review prior to the annual audit, the scope and general extent of the independent accountant's audit examination and the audit procedures to be employed. The auditor's fees are to be arranged with Management and annually summarized for Committee review. The Committee's review should entail an understanding from the independent accountants of the factors considered by the accountants in determining the audit scope, including:

                  o Industry and business risk characteristics of the Company;

                  o        External reporting requirements;

                  o Materiality of the various segments of the Company's activities; and

                  o        Quality of internal accounting controls.

         5. Review the extent of nonaudit services provided by the independent accountants in relation to the objectivity needed in the audit.

         6. Review with management, appropriate Company financial and accounting personnel and the Company's independent accountants at the completion of the annual examination the following:

                  o Annual report of the Company, including the financial statements and related footnotes;

                  o Results of the audit of the financial statements and the related report thereon and a report on changes during the year in accounting principles and their application;

                  o Significant changes in the audit plan and any serious disputes or difficulties with management encountered during the audit, including significant adjustments proposed by the independent accountants; and

                  o Other communications as required by generally accepted auditing standards.

         7. Evaluate the cooperation received by the independent accountants during their audit examination, including their access to all requested records, data and information. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Inquire of the independent accountant whether there have been any disagreements with management, which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

         8. Meet with management, appropriate Company financial and accounting personnel and the Company's independent accountants to discuss any relevant recommendations, which the independent accountants may have, including those in their "letter of comments and recommendations." Topics to be considered during this discussion may include improving internal financial controls, the selection of accounting principles and management reporting systems. Review responses of management to "letter of comments and recommendations" from the independent accountants. Receive follow up reports on action taken concerning the aforementioned recommendations.

         9. Inquire of appropriate Company personnel and the Company's independent accountants as to any instances of deviation from established policies and procedures and codes of conduct of the Company.

         10.      Report as to its activities to the Board.

         11. Recommend to the Board any appropriate extension or changes in the duties of the Committee.

         12. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

         13. Review with management and the independent accountants the method of monitoring the Company's policies to prohibit unethical, questionable or illegal activities by Company employees.

         14. Subject to the approval of the Board, arrange for and monitor any special investigations as the need may arise.

         15. Confirm and assure the independence of the Company's independent accountants.

         16. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies and programs and reports received from regulators.

      Perform such other functions as assigned by law, the listing requirements of the American Stock Exchange, the Company's certificate of incorporation and bylaws, or the Board.